UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification No.)
Organization)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2010, the Board of Directors of Montpelier Re Holdings Ltd. (the “Company”) approved amendments to the service agreements of Christopher L. Harris, the Company’s Chief Executive Officer and President, and Thomas G.S. Busher, the Company’s Executive Vice President and Chief Operating Officer, each of which becomes effective July 1, 2010.

The principal amendments to Mr. Harris’ service agreement provide for: (i) an increase in his annual salary from $675,000 to $900,000, effective on April 1, 2011, as well as the concurrent elimination of his existing Bermuda housing allowance of $144,000 annually; (ii) a two and one-half year extension of its term to December 31, 2013; and (iii) a mandatory reduction in certain amounts payable under his service agreement if, when combined with all other payments he might receive from the Company (or any successor or parent or subsidiary thereof), such aggregate payments are considered an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The principal amendments to Mr. Busher’s service agreement provide for: (i) an increase in his annual salary from $650,000 to $775,000, effective on April 1, 2011, as well as the concurrent elimination of his existing Bermuda housing allowance of $144,000 annually; and (ii) a two and one-half year extension of its term to December 31, 2013.

The foregoing is qualified in its entirety by reference to the amendments to Mr. Harris’ service agreement, which are attached hereto as Exhibit 10.1, and the amendments to Mr. Busher’s service agreement, which are attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment to Service Agreement among the Company and Christopher L. Harris dated July 1, 2010.

10.2	Amendment to Service Agreement among the Company and Thomas G.S. Busher dated July 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTPELIER RE HOLDINGS LTD.
(Registrant)

July 1, 2010	By:	/s/ JONATHAN B. KIM
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Service Agreement among the Company and Christopher L. Harris dated July 1, 2010.

10.2	Amendment to Service Agreement among the Company and Thomas G.S. Busher dated July 1, 2010.